UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts	01653
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02 – Results of Operations and Financial Condition. Such information, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

On November 2, 2011, The Hanover Insurance Group, Inc. (the Company) issued a press release announcing its financial results for the quarter ended September 30, 2011. The release is furnished as Exhibit 99.1 hereto. Additionally, on November 2, 2011, the Company made available on its website unaudited financial information contained in its Statistical Supplement for the period ended September 30, 2011. The supplement is furnished as Exhibit 99.2 hereto.

Item 7.01 – Regulation FD Disclosure.

In connection with the previously announced acquisition of Chaucer Holdings PLC (“Chaucer”) on July 1, 2011, the Company is disclosing unaudited condensed combined historical pro forma supplemental financial information reflecting the operations of Chaucer for the six and twelve month periods ended June 30, 2011 and December 31, 2010, respectively. The supplement is furnished as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release, dated November 2, 2011, announcing the Company’s financial results for the quarter ended September 30, 2011.

Exhibit 99.2	The Hanover Insurance Group, Inc. Unaudited Statistical Supplement for the period ended September 30, 2011.

Exhibit 99.3	The Hanover Insurance Group, Inc. Unaudited Supplemental Information on Historical Pro Forma Including Chaucer for the six and twelve month periods ended June 30, 2011 and December 31, 2010, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date	November 2, 2011	By:	/s/ David B. Greenfield
David B. Greenfield
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit 99.1	Press Release, dated November 2, 2011 announcing the Company’s financial results for the quarter ended September 30, 2011.

Exhibit 99.2	The Hanover Insurance Group, Inc. Unaudited Statistical Supplement for the period ended September 30, 2011.

Exhibit 99.3	The Hanover Insurance Group, Inc. Unaudited Supplemental Information on Historical Pro Forma Including Chaucer for the six and twelve month periods ended June 30, 2011 and December 31, 2010, respectively.

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